Exhibit 10.15

FIRST AMENDMENT TO THE

AVIV REIT, INC.

2010 MANAGEMENT INCENTIVE PLAN

WHEREAS, Aviv REIT, Inc. (the “Company”) maintains the Aviv REIT, Inc. 2010 Management Incentive Plan (the “Plan”); and

WHEREAS, the Company desires to amend the Plan in certain respect in connection with the Company’s Initial Public Offering (as defined in Section 1.2 of the Plan).

NOW, THEREFORE, pursuant to the power of amendment contained in Section 3.2 of the Plan, the Plan is hereby amended as follows, effective as of the date of the Initial Public Offering:

1. Section 2.1(d) of the Plan is hereby amended by adding the following new paragraph (iv) immediately after paragraph (iii) therein:

(iv) Notwithstanding the foregoing, (A) all Dividend Equivalents accrued and unpaid in accordance with this Section 2.1(d) as of the date of the Company’s Initial Public Offering shall be paid to the Participant (1) with respect to the portion of an Option unvested immediately prior to the consummation of the Initial Public Offering, on the date of the Company’s Initial Public Offering, and (2) with respect to the portion of an Option vested immediately prior to the consummation of the Initial Public Offering, on the earlier of April 1, 2013 and the third business day following the Participant’s Termination, and in each case in the form of shares of Common Stock; provided, however, that, such shares shall be reduced in a number necessary to satisfy the dollar value of the required withholding related to the holder’s applicable tax obligations with respect to such Dividend Equivalents; and provided, further, that any fraction of a share of Common Stock that would be required to satisfy such payment shall be disregarded and the remaining amount due shall be paid in cash to the Participant; and (B) no Dividend Equivalents shall be payable after the occurrence of the Company’s Initial Public Offering with respect to any periods after the date of the Initial Public Offering.

2. Section 2.1 of the Plan is hereby amended by adding the following new subsection (g) at the end thereof:

(g) Notwithstanding anything in this Plan or any Agreement evidencing an Option to the contrary, so long as the applicable optionee has entered into an Option modification letter agreement in form and substance satisfactory to the Administrator prior to the date of the Initial Public Offering, all Options outstanding as of the date of the Company’s Initial Public Offering shall be fully vested and exercisable.

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This First Amendment to the Aviv REIT, Inc. 2010 Management Incentive Plan was duly adopted and approved by the Board of Directors of the Company as of                     , 2013.

AVIV REIT, INC.

By: _______________________

Name: Craig M. Bernfield

Title: Chairman and Chief Executive Officer

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